                                                                      EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1996
                                                                                   ------------
Earnings:
  Net loss......................................................................     $(15,080)
     Add:
       Equity in loss of Globalstar, L.P........................................       15,080
       Interest expense.........................................................       17,370
                                                                                   ------------
Earnings available to cover fixed charges(1)....................................     $ 17,370
                                                                                   ==========
Fixed charges -- interest expense...............................................     $ 17,370
                                                                                   ==========
Ratio of earnings to fixed charges..............................................            1x
                                                                                   ==========

---------------
(1) The earnings of GTL available to cover fixed charges, consist solely of dividends from Globalstar, L.P. on the Redeemable Preferred Partnership Interests held by GTL.

                                GLOBALSTAR, L.P.
                 DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1996
                                                                                  ------------
Net loss.........................................................................   $(54,646)
Dividends on Redeemable Preferred Partnership Interests..........................    (17,323)
                                                                                  ------------
Deficiency of earnings to cover fixed charges....................................   $(71,969)
                                                                                  ==========